NEOS ETF Trust N-14/A

Exhibit 99.17

PO BOX 8035, CARY, NC 27512

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET: www.proxyvote.com
	●	Cast your vote online.
	●	Have your Proxy Card ready.
PHONE Call 1-800-454-8683 toll free.
	●	Read the Proxy Statement and have your Proxy Card at hand.
	●	Use any touch-tone telephone.
	●	Follow the simple recorded instructions

MAIL
	●	Mark, sign and date your Proxy Card.
	●	Fold and return your Proxy Card in the postage-paid envelope provided with the address below showing through the window.
ATTEND THE SPECIAL MEETING IN PERSON
●	In Person: The principal executive offices of NEOS Investment Management LLC located at 13 Riverside Avenue, Westport, CT 06880 on August 7 at 11 a.m. Eastern Time.

PROXY

TABULATOR

PO BOX 8035

CARY, NC 27512-9916

     Please fold here—Do not separate

WSTCM Credit Select Risk-Managed Fund

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD August 7, 2024

This Proxy is solicited on behalf of the Board of Trustees of the WSTCM Credit Select Risk-Managed Fund

(the “Fund”). The undersigned hereby appoints as proxy Roger Scheffel and Carol Highsmith and each of them (with power of substitution), to vote all shares of the undersigned of the Fund at the Special Meeting of Shareholders to be held at 11:00 a.m. Eastern Time, on August 7, 2024, at the offices of NEOS Investment Management LLC, 13 Riverside Avenue, Westport, CT 06880, and any adjournment(s) thereof (“Meeting”), with all the power the undersigned would have if personally present.

WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN BUT THIS PROXY CARD HAS BEEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL AND IN THE DISCRETION OF THE NAMED PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

The shares represented by this proxy will be voted as instructed. Unless indicated to the contrary, this proxy shall be deemed to grant authority to vote “FOR” the proposal, and to grant discretionary power to vote upon such other business as may properly come before the Meeting.

Please sign exactly as name appears above. If shares are held in the name of joint owners, each should sign. Attorneys-in-fact, executors, administrators, etc., should give full title. If shareholder is a corporation or partnership, please sign in full corporate or partnership name by authorized person.

Signature and Title, if applicable

Additional Signature (if held jointly)

Date

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PLEASE BE SURE TO SIGN AND DATE THIS CARD AND MARK ON THE REVERSE

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Special Meeting of Shareholders of the

WSTCM Credit Select Risk-Managed Fund

to be held on August 7, 2024:

The Proxy Statement for this Meeting and the accompanying Notice of Special

Meeting of Shareholders and the form of proxy card are available at
wstneos.qesreports.com/WST

THE BOARD OF TRUSTEES OF THE FUND UNANIMOUSLY RECOMMENDS A VOTE

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. THIS PROXY CARD IS

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK ■

	FOR	AGAINST	ABSTAIN
1. To approve the Agreement and Plan of Reorganization that provides for the reorganization of the WSTCM Credit Select Risk-Managed Fund into the NEOS Enhanced Income Credit Select ETF, a newly created series of NEOS ETF Trust.	☐	☐	☐

PLEASE BE SURE TO SIGN AND DATE THIS CARD ON THE REVERSE